Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Reports Drilling Results and Provides Update on Ongoing Exploration Activities at Mt. Todd in Australia

Denver, Colorado, April 25, 2012 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce additional results from its ongoing drilling program at the Mt. Todd gold project in Northern Territory, Australia.  As part of the Mt. Todd Feasibility Study, the results of which are expected later this quarter, Vista completed a mine pit design based only on measured and indicated mineral resources known at that time.  A review of the feasibility study pit design and the location of inferred mineral resources relative to the feasibility study pit design led the Company to commence an 8,500 meter drilling program in November 2011 designed to convert inferred mineral resources to measured or indicated mineral resources in areas that could expand the pit shape.

Vista has now completed 13 holes totaling 7,768.8 meters.  The assay results of the first three holes (approximately 25% of total drilled to-date) were announced previously. The following table summarizes the results from the subsequent four holes, representing approximately 39% of total drilled to-date:

Hole #	Assay Interval	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB11-015	223.0 – 242.0	19.0	17.7	1.35
	267.0 – 283.0	16.0	14.9	0.48
	367.0 – 386.0	19.0	17.7	0.41
	395.0 – 409.0	14.0	13.1	1.01
	549.0 – 557.0	8.0	7.5	1.29
	562.0 – 577.0	15.0	14.0	0.73
	581.5 – 640.5	59.0	55.0	2.20
including	589.1 – 599.1	10.0	9.3	6.07
	645.0 – 668.0	23.0	21.4	0.88
VB12-001	579.8 – 622.2	42.4	36.8	1.22
	629.5 – 637.4	7.9	6.9	0.88
	645.2 – 680.1	34.9	30.3	1.11
	685.0 – 695.5	10.5	9.1	0.51
	700.9 – 720.0	19.1	16.6	0.50
VB12-002	89.5 – 98.4	8.9	7.6	1.12
	355.0 – 369.3	14.3	12.2	0.50
	377.0 – 391.2	14.2	12.1	0.62
	440.3 – 473.0	32.7	27.9	1.13
	479.2 – 522.0	42.8	36.4	0.94
	531.0 – 723.0	192.0	163.5	0.92
VB12-003	133.0 – 155.0	22.0	18.0	0.44
	186.0 – 202.0	16.0	13.1	0.68
	228.0 – 278.2	50.2	40.9	1.31
	336.0 – 354.2	18.2	14.8	0.92
	360.0 – 398.1	38.1	31.3	1.12

Based on the initial assay results and the visual logging of core with pending assays, Vista has increased the size of the program from 8,500 meters to 14,300 meters and expects to complete the expanded program in late May or early June of this year.

Fred Earnest, Vista’s President & CEO, stated, “The drill results at Mt. Todd continue to confirm our belief that we will be able to convert a portion of the existing estimated inferred resources to measured and indicated resources.  Upon completion of the expanded drill program and the feasibility study on the Mt. Todd gold project, we intend to evaluate whether a larger process facility with higher throughput is warranted to improve the project’s economics by optimizing economies of scale and the project life.”

The orientation of these drill holes relative to the deposit is shown in cross sections found on the Company’s web site at http://vistagold.com/mt_todd.php?subpage=dr_20120424.  The sample intervals are constrained by geology and range from a minimum of 0.2 meters to a maximum of 1.2 meters in length.  Mean grades are calculated at a 0.4 g/t Au cutoff with no upper cap applied.  The maximum length of internal waste is 4.0 meters.

The drilling to-date has been completed and the core has been logged, photographed and sampled by employees or contractors of the Company or its subsidiaries under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were prepared and assayed by North Australia Laboratories, Pine Creek, Australia.  Second lab check assays were completed by Northern Territory Environmental Laboratories (Intertek Group) in Darwin, Australia.  Gold grades are based on a 50 gram fire assay method.

In addition to completing the drill program and feasibility study for the Batman Pit at Mt. Todd, Vista is also evaluating the large heap leach pad on site. Vista has now completed 24 rotary drill holes totaling 270 meters on the existing heap and has initiated metallurgical testing to evaluate the possibility of recovering gold from the existing heap by conventional heap leaching methods.

Mr. Frank Fenne has approved the scientific and technical information disclosed in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 60% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources and Reserves

This press release use the terms “measured resources,” “indicated resources,” “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures “inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, expected exploration results (including the conversion of inferred resources), timing and completion of drilling, the timing, completion and results of a feasibility study at the Mt. Todd gold project, the advancement of a feasibility study to evaluate a larger plant at the Mt. Todd gold project, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Mt. Todd gold project, risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Amendment No. 1 to its Annual Report on Form 10-K as filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101.  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the terms “mineral reserve” and “mineral resource.”  We advise U.S. investors that while these terms are recognized by Canadian regulations, these terms are not a defined term under the SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.